UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 30, 2016
Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(Address of principal executive offices)(Zip Code)

(Registrant’s telephone number, including area code): (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On January 30, 2016, Abbott Laboratories, an Illinois corporation (“Abbott”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alere Inc., a Delaware corporation (“Alere”).  The Merger Agreement provides for the merger of a newly formed wholly owned subsidiary of Abbott (“Merger Sub”) with and into Alere (the “Merger”), with Alere surviving the Merger as a wholly owned subsidiary of Abbott.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of Alere’s issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”) (other than Shares owned by Alere or by Abbott, Merger Sub or any direct or indirect wholly owned subsidiary of Alere or of Abbott (other than Merger Sub) immediately prior to the Effective Time and other than Shares as to which dissenters’ rights have been properly exercised), will be converted into the right to receive $56.00 in cash per Share (the “Merger Consideration”), without interest.

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of all outstanding Shares (the “Stockholder Approval”), (2) there being no judgment or law enjoining or otherwise prohibiting the consummation of the Merger, and (3) the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required antitrust approvals.  The obligation of each of Alere and Abbott to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature.  The representations and warranties of Alere, Abbott and Merger Sub contained in the Merger Agreement have been made solely for the benefit of Alere, Abbott and Merger Sub. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Alere, Abbott or their respective subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Alere, Abbott or any of their respective subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Alere’s or Abbott’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Among other risks, there can be no guarantee that the acquisition of Alere will be completed or when it will be completed, or that the expected benefits of the acquisition will be realized. The actual financial impact of this transaction, including the accretive impact of the transaction, may differ from the anticipated financial impact described in this press release.  Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,’’ to Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2014, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Item 8.01.       Other Events.

Attached as Exhibit 99.1 hereto is a copy of Abbott’s press release dated February 1, 2016, announcing the execution of the Merger Agreement.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger dated as of January 30, 2016, among Alere Inc. and Abbott Laboratories.
99.1	Press Release dated February 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: February 1, 2016	By:	/s/ Brian B. Yoor
	Name:	Brian B. Yoor
	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger dated as of January 30, 2016, among Alere Inc. and Abbott Laboratories.
99.1	Press Release dated February 1, 2016.